Exhibit 11

                   THE SOLOMON-PAGE GROUP LTD. AND SUBSIDIARY


             SCHEDULE OF COMPUTATION OF NET INCOME PER COMMON SHARE

                               SEPTEMBER 30, 1997

PRIMARY:
   Net Income                                                                                      $      1,282,365
   Assumed Interest of 5.1% on Government Securities Interest,
     Net of Tax Effect                                                                                      542,700
   Interest Expense Reduction, Net of Tax Effect                                                             18,326
                                                                                                   ----------------

   NET INCOME USED FOR PRIMARY PER SHARE AMOUNTS                                                   $      1,843,391
                                                                                                   ================

   Average Shares Outstanding                                                                             5,131,751
   Add - Common Equivalent Shares, Determined Using the "Modified Treasury
   Stock Method" Issuable upon Exercise                                                                   3,959,893
                                                                                                   ----------------

   WEIGHTED AVERAGE NUMBER OF SHARES USED IN CALCULATION OF PRIMARY
     INCOME PER SHARE                                                                                     9,091,644
                                                                                                   ================
   PRIMARY NET INCOME PER COMMON SHARE                                                             $            .20
                                                                                                   ================

FULLY DILUTED:
   Net Income                                                                                      $      1,282,365
   Assumed Interest of 5.1% on Government Securities Interest,
     Net of Tax Effect                                                                                      504,187
   Interest Expense Reduction, Net of Tax Effect                                                             18,326
                                                                                                   ----------------

   NET INCOME USED FOR FULLY DILUTED PER SHARE AMOUNTS                                             $      1,804,878
                                                                                                   ================

   Average Shares Outstanding                                                                             5,131,751
   Add - Common Equivalent Shares, Determined Using the "Modified Treasury
     Stock Method" Issuable upon Exercise                                                                 3,959,893

   WEIGHTED AVERAGE NUMBER OF SHARES USED IN CALCULATION OF FULLY DILUTED
     INCOME PER SHARE                                                                                     9,091,644
                                                                                                   ================
   FULLY DILUTED NET INCOME PER COMMON SHARE                                                       $            .20
                                                                                                   ================